EXHIBIT 21


                          FIRSTENERGY CORP.

               LIST OF SUBSIDIARIES OF THE REGISTRANT








                       AT DECEMBER 31, 1998


Ohio Edison Company - Incorporated in Ohio
The Cleveland Electric Illuminating Company - Incorporated in Ohio
The Toledo Edison Company - Incorporated in Ohio
Centerior Service Company - Incorporated in Ohio
FirstEnergy Properties Company - Incorporated in Ohio
FirstEnergy Ventures Corporation - Incorporated in Ohio
FirstEnergy Trading & Power Marketing, Inc. - Incorporated in Delaware FirstEnergy Facilities Services Group, Inc. - Incorporated in Ohio FirstEnergy Securities Transfer Company - Incorporated in Ohio
FirstEnergy Services Corp. - Incorporated in Ohio
MARBEL Energy Corporation - Incorporated in Ohio
JR Operating Company - Incorporated in Ohio
FirstEnergy Nuclear Operating Company - Incorporated in Ohio
FirstEnergy Holdings, LLC - Incorporated in Ohio
FE Acquisition Corp. - Incorporated in Ohio
American Transmission Systems, Inc. - Incorporated in Ohio




                     Statement of Differences
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Exhibit Number 21, List of Subsidiaries of the Registrant at
December 31, 1998, is not included in the printed document.